UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) September 20, 2013

SIGMATRON INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23248	36-3918470
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2201 Landmeier Road, Elk Grove Village, Illinois 60007

(Address of principal executive offices) (Zip Code)

(847) 956-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information provided in Item 5.07 below with respect to the ESPP (as defined in Item 5.07 below) is incorporated herein insofar as SigmaTron International, Inc.’s (the “Company”) principal executive officer, principal financial officer and other named executive officers, if any, participate in the ESPP, which they are entitled to do.

ITEM 5.07. Submission of Matters to a Vote of Security Holders.

On September 20, 2013, the Company held its 2013 Annual Meeting of Stockholders. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and Regulation 14A thereunder for the purpose of (i) electing two Class II Directors to hold office until the 2016 Annual Meeting of Stockholders, (ii) ratifying the selection of BDO USA, LLP as registered public accountants of the Company for the fiscal year ending April 30, 2014, (iii) acting upon a proposal to approve the adoption of the SigmaTron International, Inc. 2013 Employee Stock Purchase Plan (the “ESPP”), (iv) acting upon a proposal to approve the adoption of the SigmaTron International, Inc. 2013 Non-Employee Director Restricted Stock Plan (the “Director Plan”), (v) providing approval, on an advisory basis, of compensation of the Company’s named Executive Officers (as used in the Company’s Proxy Statement filed on EDGAR on August 15, 2013, and initially mailed to shareholders on that date (the “2013 Proxy Statement”)) and (vi) providing, on an advisory basis, a recommendation regarding the frequency of future advisory votes on executive compensation. Each holder of common stock was entitled to one vote for each share held on the record date.

The following individuals were elected as Class II Directors to hold office until the 2016 Annual Meeting of Stockholders: Paul J. Plante and Barry R. Horek. The number of shares cast for, against/withheld, and abstentions and broker non-votes, with respect to the nominees were as follows:

		Against /		Broker
Nominee	For	Withheld	Abstained	Non-Votes
Paul J. Plante	2,072,549	25,624	0	749,910
Barry R. Horek	2,072,549	25,624	0	749,910

The following persons are directors of the Company whose current term extends beyond the 2013 Annual Meeting of Stockholders: Linda K. Frauendorfer, Thomas W. Rieck, Bruce J. Mantia, Gary R. Fairhead and Dilip S. Vyas. There was no solicitation in opposition to management’s nominees for directors.

The stockholders voted to approve the ratification of the selection of BDO USA, LLP as registered public accountants for the Company for the fiscal year ending April 30, 2014. A total of 2,741,627 shares were cast for such ratification, 106,456 shares were voted against/withheld, 0 shares abstained and there were 0 shares represented by broker non-votes with respect to such ratification.

The stockholders voted to approve the adoption of the ESPP, a summary of which was included in the 2013 Proxy Statement, which summary is incorporated herein by reference. A copy of the ESPP is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The previously mentioned summary of the ESPP is only a summary of the ESPP, and in the event of any inconsistencies between such summary and the ESPP, the ESPP shall control. A total of 1,826,562 shares were cast for such adoption, 269,011 shares voted against/withheld, 2,600 shares abstained and there were 749,910 shares represented by broker non-votes with respect to such adoption.

The stockholders voted to approve the adoption of the Director Plan, a summary of which was included in the 2013 Proxy Statement, which summary is incorporated herein by reference. A copy of the Director Plan is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The previously mentioned summary of the Director Plan is only a summary of the Director Plan, and in the event of any inconsistencies between such summary and the Director Plan, the Director Plan shall control. A total of 2,054,897 shares were cast for such adoption, 40,476 shares voted against/withheld, 2,800 shares abstained and there were 749,910 shares represented by broker non-votes with respect to such adoption.

The stockholders voted to approve, on an advisory basis, the compensation of the Company’s named Executive Officers. A total of 1,995,724 shares were cast for such approval, 98,449 shares voted against/withheld, 4,000 shares abstained and there were 749,910 shares represented by broker non-votes with respect to such approval.

The stockholders voted to provide, on an advisory basis, a recommendation that future advisory votes on executive compensation be held once every three years. A total of 795,756 shares were cast in favor of making a recommendation that such future advisory votes on executive compensation be held once every year, 50,834 shares were cast in favor of making a recommendation that such future advisory votes be held once every two years, 1,219,943 shares were cast in favor of making a recommendation that such future advisory votes be held once every three years and 31,640 shares abstained with respect to such vote and there were 749,910 shares represented by broker non-votes with respect to such recommendation.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 10.1	SigmaTron International, Inc. 2013 Employee Stock Purchase Plan

Exhibit 10.2	SigmaTron International, Inc. 2013 Non-Employee Director Restricted Stock Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMATRON INTERNATIONAL, INC.

Date: September 25, 2013	By:	/s/ Gary R. Fairhead
Name: Gary R. Fairhead
Title: President and Chief Executive Officer